Exhibit 10 (k)

SIXTH AMENDMENT AGREEMENT

THIS SIXTH AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of the [17th] day of November, 2003, by and among FLEET CAPITAL CORPORATION (“Lender”), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033; and UNITED INDUSTRIAL CORPORATION, a Delaware corporation, and the following of its subsidiaries: AAI CORPORATION (“AAI”), a Maryland corporation, DETROIT STOKER COMPANY, a Michigan corporation; AAI ENGINEERING SUPPORT INC., a Maryland corporation, and AAI/ACL TECHNOLOGIES, INC., a Maryland corporation (each a “Borrower” and collectively the “Borrowers”). Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement (defined below).

WHEREAS, the Borrowers and the Lender are parties to the Loan and Security Agreement, dated as of June 28, 2001, as amended by the Waiver, Amendment and Consent Agreement dated as of March 6, 2002, the Second Amendment and Consent Agreement dated as of June 28, 2002, the Third Amendment and Waiver Agreement dated as of March 21, 2003, the Fourth Amendment to Loan Agreement dated as of March 31, 2003 and the Fifth Amendment Agreement dated as of September 30, 2003 (as amended, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested and the Lender has agreed to amend the Credit Agreement, all on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Amendments. Subject to the satisfaction in full, on or prior to the Agreement Effective Date, of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

The first sentence of Section 1.1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

1.1.1  Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Loans to Borrowers from time to time, as requested by the Designated Borrower in the manner set forth in Section 3.1.1 and, in the case of LIBOR advances, Section 3.1.4 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) the Borrowing Base at such time, minus the LC Amount and reserves, if any, including, without limitation, reserves for Environmental Claims, and (ii) 10,000,000, minus the Sublimit Reserve Amount.

The third sentence of Section 1.1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

Notwithstanding the amount of the Maximum Credit Facility referred to above and anything to the contrary stated in this Agreement, but subject to the right of the Lender to demand repayment at any time of any Overadvance, if the aggregate of all Loans outstanding hereunder and all LC Amounts exceeds at any time the Minimum Credit Facility, the Borrowers shall deliver to the Lender Cash and Cash Equivalents equal to the excess of the sum of the Loans and LC Amounts over the Minimum Credit Facility, which Cash and Cash Equivalents shall be held by the Lender as additional cash collateral for the Obligations and which may be applied by the Lender to the Obligations upon the occurrence and during the continuance of any Event of Default.

Section 8.3.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

8.3.2  Maximum Balance Sheet Leverage Ratio: not permit the ratio of UIC and its Subsidiaries’ (a) total liabilities, as determined on a consolidated basis in accordance with GAAP (but, without duplication, including all LC Amounts as liabilities), to (b) Tangible Total Net Worth, to exceed (w) 3.50 to 1.00 as at March 31, 2003 or June 30, 2003, (x) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before September 30, 2003, 3.50 to 1.00 as at September 30, 2003, (y) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before September 30, 2003, 4.25 to 1.00 as at September 30, 2003 (z) if the Supplier Bond Claim Proceeds

have been recognized or received by one or more of the Borrowers on or before December 31, 2003, 3.50 to 1.00 as at December 31, 2003, (aa) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2003, 4.25 to 1.00 as at December 31, 2003, and (bb) 4.00 to 1.00 as at March 31, 2004 or as at the end of any fiscal quarter thereafter.

Section 8.3.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

8.3.3  Losses From Discontinued Transportation Division: not permit the pre-tax losses incurred by UIC and its Subsidiaries as a result of the cessation of business of their transportation division to be more than (a) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2003, $10,000,000 in the aggregate for the fiscal year ending December 31, 2003, (b) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2003, $33,000,000 in the aggregate for the fiscal year ending December 31, 2003, (c) $7,000,000 in the aggregate for the fiscal year ending December 31, 2004 and (d) $1.00 in the aggregate for any fiscal year ending on or after December 31, 2005.

The following definitions in Appendix A of the Credit Agreement are amended and restated in their entirety as follows:

Minimum Credit Facility—$25,000,000, minus a reserve in the amount of $6,000,000 or such lesser amount as may be determined from time to time by Lender in the exercise of its sole discretion.

Sublimit Reserve Amount—a reserve in the amount of $3,000,000 or such lesser amount as may be determined from time to time by Lender in the exercise of its sole discretion.

Transportation Division Addback Amount—with respect to any fiscal period, the amount of losses incurred by UIC and its Subsidiaries during such period as a result of the cessation of business of their transportation division, provided that the Transportation Division Addback Amount shall not exceed (i) $1,500,000 with respect to the fiscal quarter ending March 31, 2003; (ii) $3,000,000 in the aggregate with respect to the two fiscal quarters ending June 30, 2003; (iii) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before September 30, 2003, $4,500,000 in the aggregate with respect to the three fiscal quarters ending September 30, 2003; (iv) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before September 30, 2003, $22,500,000 in the aggregate with respect to the three fiscal quarters ending September 30, 2003; (v) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2003, $5,500,000 in the aggregate with respect to the fiscal year ending December 31, 2003; (vi) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2003, $23,500,000 in the aggregate with respect to the fiscal year ending December 31, 2003; (vii) if the Supplier Bond Claim Proceeds have not been recognized or received by one or more of the Borrowers on or before December 31, 2004, $2,000,000 in the aggregate with respect to any fiscal quarter ending during the 2004 fiscal year and $2,000,000 in the aggregate with respect to the fiscal year ending December 31, 2004 (e.g. if all $2,000,000 of the Transportation Division Addback Amount is used for the fiscal quarter ending March 31, 2004, then no additional Transportation Division Addback Amount is permitted for any subsequent fiscal quarter); and (viii) if the Supplier Bond Claim Proceeds have been recognized or received by one or more of the Borrowers on or before December 31, 2004, $0.00.

Conditions to Effectiveness of Agreement. This Agreement shall become effective as of September 30, 2003 only when the following conditions shall have been satisfied (the date of satisfaction of such conditions being referred to herein as the “Agreement Effective Date”):

The Lender shall have executed this Agreement and shall have received a copy of this Agreement duly executed by the Borrowers.

The Borrowers shall have paid a fee of $7,500 to Lender in consideration of the waiver set forth herein.

The Borrowers shall have paid to counsel for the Lender the amount of reasonable fees and disbursements owed to such counsel in connection with this Agreement and matters related hereto.

The Lender shall have received such other information, approvals, opinions, documents or instruments as it may reasonably request.

Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Borrowers jointly and severally represent and warrant to the Lender that, as of the Agreement Effective Date, after giving effect to the effectiveness of this Agreement, the following statements are true and correct in all material respects:

Authorization of Agreements. The execution and delivery of this Agreement by each Borrower and its performance under the Credit Agreement as amended by this Agreement (the “Amended Agreement”) are within each such Borrower’s corporate powers and have been duly authorized by all necessary corporate action on the part of each such Borrower.

No Conflict. The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of the Amended Agreement do not contravene any such Borrower’s certificate of incorporation or by laws or any other contractual restriction where such a contravention has a reasonable possibility of having a Material Adverse Effect or contravening any law or governmental regulation or court decree or order binding on or affecting any such Borrower.

Binding Obligation. This Agreement has been duly executed and delivered by each Borrower and this Agreement and the Amended Agreement constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by general principles of equity.

Governmental Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Agreement by any Borrower.

Incorporation of Representations and Warranties from Credit Agreement. Other than as amended hereby each of the representations and warranties set forth in Section 7 of the Credit Agreement is true and correct.

Acknowledgement. Each Borrower acknowledges and agrees that each of the Security Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Borrower hereby agrees and confirms that each Security Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be, and that none of the Borrowers has any defense, offset, counterclaim or right of recoupment with respect to the Obligations of the Borrowers under the Amended Agreement.

Miscellaneous.

Effect on the Credit Agreement and the Other Loan Documents. Except as specifically set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and the Borrowers remain bound to pay and perform their obligations thereunder.

Applicable Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Counterparts and Incorporation. This Agreement may be executed by the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument. Following execution and delivery of this Agreement, any reference to the Credit Agreement shall be deemed a reference to such document as hereby amended.

Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

IN WITNESS WHEREOF, this Sixth Amendment Agreement has been duly executed and delivered as of the day and year first above written.

FLEET CAPITAL CORPORATION
/s/ Matt Bourgeois Name: Matt Bourgeois Title: Vice President

UNITED INDUSTRIAL CORPORATION
/s/ James Perry Name: James Perry Title: Vice President

AAI CORPORATION
/s/ James Perry Name: James Perry Title: Vice President

DETROIT STOKER COMPANY
/s/ James Perry Name: James Perry Title: Vice President

AAI ENGINEERING SUPPORT INC.
/s/ James Perry Name: James Perry Title: Vice President

AAI/ACL TECHNOLOGIES, INC.
/s/ James Perry Name: James Perry Title: Vice President